Exhibit 10.3

FIRST AMENDMENT
TO
ENERGY PARTNERS, LTD.
2006 LONG TERM STOCK INCENTIVE PLAN

The Energy Partners, Ltd. 2006 Long Term Stock Incentive Plan is hereby amended as follows:

Subsection (l) of Section 9 is amended by adding the following at the end thereof:

“In the case of any Award that is treated as “deferred compensation” subject to Section 409A of the Code, notwithstanding any provision in an Award Agreement to the contrary, (i) in the case of any payment under the Award that is to be made upon a termination of employment or other service, (x) such termination of employment or other service will be deemed to occur upon the Participant’s “separation from service” with the employer (within the meaning of Section 409A of the Code and the regulations thereunder), and (y) if the Participant is on the date of his or her “separation from service” a “specified employee” (within the meaning of Section 409A of the Code and the regulations thereunder and as determined by the Company in accordance with said Section 409A), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death (the “Delay Period”); and, upon the expiration of the Delay Period, all payments delayed pursuant hereto (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum, and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them, and (ii) in the case of any payment under the Award that is to be made upon a Change of Control, for this purpose Change of Control shall mean a transaction or event that constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code and the regulations thereunder.”

Dated: November 13, 2008
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary